Filed pursuant to Rule 424(b)(3)

Registration No. 333-278362

PROSPECTUS

148,352,336 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders named in this prospectus under the caption “Selling Stockholders,” of up to 148,352,336 shares of our common stock, par value $0.001 per share. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means in this prospectus under the caption “Plan of Distribution." The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Our common stock is traded on the NYSE American under the ticker symbol “CATX.” On April 8, 2024, the last reported sale price per share of our common stock was $1.49.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2024

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 148,352,336 shares of our common stock, par value $0.001 per share. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”). It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the selling stockholders. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the caption “Where You Can Find More Information” and “Incorporation By Reference” before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and markets for our product candidates. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

Unless the context requires otherwise, in this prospectus the terms “Perspective Therapeutics,” “the Company,” “we,” “us,” “our,” and similar terms refer to Perspective Therapeutics, Inc. and its subsidiaries. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

“Perspective Therapeutics” and the Perspective Therapeutics logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “anticipate,” “believe,” “could,” “expect,” “intend,” “might,” “plan,” “possible,” “potential,” “aim,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus and the documents incorporated herein by reference include, among other things, statements about:

•

the timing, progress and results of our preclinical studies and clinical trials of our current and future product candidates, including statements regarding the timing of our planned regulatory communications, submissions and approvals, initiation and completion of studies or trials and related preparatory work and the period during which the results of the trials will become available, and our research and development programs;

•	our ability to obtain and maintain regulatory approvals for, our current and future product candidates;

•	our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes;

•	our ability to identify patients with the diseases treated by our product candidates and to enroll these patients in our clinical trials;

•	our expectations regarding the potential functionality, capabilities and benefits of our product candidates, if approved for commercial use;

•	the potential size of the commercial market for our product candidates;

•	our expectations regarding the scope of any approved indication for any product candidate;

•	our ability to successfully commercialize our product candidates;

•	our ability to leverage technology to identify and develop future product candidates;

•

our estimates of our expenses, ongoing losses, future revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate any revenue from product sales;

•	our belief regarding the sufficiency of our cash resources to fund our operating expenses and capital expenditure requirements;

•	our ability to generate cash, and successfully obtain additional working capital, to fund our operating, investing, and financing activities;

•	our competitive position and the development of and projections relating to our competitors or our industry; and

•	expectations, beliefs, intentions, and strategies regarding the future.

We may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including without limitation, the potential that regulatory authorities may not grant or may delay approval for our product candidates; uncertainties and delays relating to the design, enrollment, completion and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; our ability to obtain and maintain regulatory approval for our product candidates; delays, interruptions or failures in the manufacture and supply of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to service those markets; our cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; our expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; our ability to obtain additional funding to support our clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our product candidates; our ability to manage growth and successfully integrate our businesses; whether we can retain our key employees; whether there is sufficient training and use of our products and product candidates; the market acceptance and recognition of our products and product candidates; our ability to maintain and enforce our intellectual property rights; whether we can maintain our therapeutic isotope supply agreement with the Department of Energy; whether we will continue to comply with the procedures and regulatory requirements mandated by the Food and Drug Administration for additional trials, Phase 1 and 2 approvals, Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, each filed with the SEC, in our other filings with the SEC, and in our future reports to be filed with the SEC and available at www.sec.gov.

Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we undertake no duty to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

We are developing the next generation of precision-targeted alpha therapies (“TAT”) for oncology that have the potential to treat a large population of cancer patients across multiple tumor types, including those with metastatic disease. By leveraging our proprietary TAT platform, we aim to develop alpha-emitting radiopharmaceuticals that can be attached to targeting peptides to deliver the radioactive payload directly to difficult-to-treat tumors. The foundation of our TAT platform is its Pb-specific chelator ("PSC") and peptide linker technology, which is designed to enable us to connect our alpha-emitting isotope of choice, Lead-212 (“212Pb”), to a desired targeting peptide to deliver radiation directly to cancer cells. Unlike commercially available chelators and linkers, our proprietary PSC and peptide linker have shown in preclinical studies the differentiated ability to promote enhanced clearance of the non-tumor localized 212Pb payload without sacrificing the uptake of the alpha particle into the tumor. Rapid clearance of the alpha-emitting isotope from normal tissues is important to enhance tolerability and widen the therapeutic window of our program candidates. We are also developing complementary diagnostics that utilize the same targeting peptide and imaging isotopes such as Lead-203, Gallium-68, or Copper-64 to provide the opportunity to understand which patients may respond to its targeted therapy.

Our platform generates TATs that are comprised of three components: (i) a targeting peptide that is designed to selectively target ligands that are unique to, or preferentially expressed on, cancer cells throughout the body; (ii) the alpha-emitting medical isotope 212Pb designed to kill cancer cells; and (iii) our proprietary linker that attaches the targeting molecule to the radioactive payload.

We utilized our TAT platform to discover, design and develop our initial programs, VMT-α-NET and VMT01, which are currently in ongoing Phase 1 clinical trials, and we plan to continue to leverage our platform to assess the potential of, and develop, multiple additional pipeline programs. Using our proprietary platform technology, VMT-α-NET and VMT01 are engineered to target cancer-specific receptors on tumor cells. [212Pb]VMT-α-NET is a TAT in development for patients with unresectable or metastatic somatostatin receptor type 2-expressing tumors who have not previously received peptide-targeted radiopharmaceutical therapy, such as Lutathera, a beta-emitting therapy marketed by Novartis. [212Pb]VMT01 is a TAT in development for second-line or later treatment of patients with progressive melanocortin 1 receptor-positive metastatic melanoma.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation By Reference.”

Corporate Information

Our predecessor company, Isoray, Inc. was incorporated in 1983 in Minnesota and operated under the name Century Park Pictures Corporation until the merger with Isoray Medical, Inc. on July 28, 2005. Isoray, Inc. reincorporated from Minnesota to Delaware in December 2018. On February 14, 2023, we changed our corporate name to Perspective Therapeutics, Inc.

Our principal executive offices are located at 2401 Elliott Avenue, Suite 320, Seattle, Washington 98121, and our telephone number is (206) 676-0900. We maintain a website at www.perspectivetherapeutics.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not part of this prospectus. The SEC also maintains an internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

Description of Transactions

This prospectus is being filed pursuant to the registration rights granted pursuant to (i) that certain Registration Rights Agreement, dated January 22, 2024 (the “January Registration Rights Agreement”), by and between Perspective and Lantheus Alpha Therapy, LLC (“Lantheus”) and (ii) that certain Registration Rights Agreement, dated March 6, 2024 (the “March Registration Rights Agreement”), by and between the Perspective and the parties thereto, pursuant to which we agreed to register the resale of the shares covered by this prospectus.

In January 2024, we entered into the January Registration Rights Agreement with Lantheus, which had purchased 56,342,355 shares of our common stock pursuant to that certain Investment Agreement, dated January 8, 2024 (the “January Investment Agreement”), between Perspective and Lantheus. The January Registration Rights Agreement required us to file a registration statement registering the resale of the shares of our common stock issued to Lantheus pursuant to that certain January Investment Agreement within a specified period of time after the closing of the transactions contemplated thereby.

In March 2024, we entered into the March Registration Rights Agreement with Lantheus and certain other parties thereto, which had purchased an aggregate of 92,009,981 shares of our common stock pursuant to that certain Investment Agreement, dated March 4, 2024 (the “March Investment Agreement”), between Perspective and the parties thereto. The March Registration Rights Agreement required us to file a registration statement registering the resale of the shares of our common stock issued to the investors pursuant to that certain March Investment Agreement by no later than March 29, 2024.

THE OFFERING

Shares of common stock offered by the selling stockholders:	148,352,336 shares of common stock.

Terms of this offering:

The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of our common stock offered by this prospectus from time to time on the NYSE American or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds:

All proceeds from the sale of shares of common stock offered hereby will be for the account of the selling stockholders. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus.

NYSE American symbol:	CATX

Trading:	Our shares of common stock currently trade on the NYSE American.

Risk factors:

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under the caption “Risk Factors” beginning on page 4 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information contained in this prospectus and in the documents incorporated by reference into this prospectus, before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated by the additional risks and uncertainties set forth in the other documents incorporated by reference into this prospectus, as well as the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus or prospectus supplement or in any other document incorporated by reference into this prospectus. Any of the risks and uncertainties set forth herein or therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of 148,352,336 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders.

The following table sets forth certain information with respect to the selling stockholders, including (x) the shares of our common stock beneficially owned by each such selling stockholder prior to this offering, (y) the number of shares being offered by each such selling stockholder pursuant to this prospectus and (z) each such selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by each such selling stockholder) are sold to third parties.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership after this offering is based on 586,915,977 shares outstanding as of March 22, 2024.

The registration of these shares of common stock does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), since the date on which we filed this prospectus.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement (of which this prospectus forms a part) or a supplement to this prospectus, to the extent required by law.

	Beneficial Ownership Prior to This Offering		Beneficial Ownership After This Offering
Selling Stockholder (1)	Number of Shares Owned	Shares of Common Stock to be Sold in This Offering (2)	Number of Shares Owned	Percentage of Outstanding Shares
Commodore Capital Master LP(3)	21,052,631	21,052,631	0	*
Deerfield Partners, L.P.(4)	58,264,580(4)	4,210,526	54,054,054(4)	4.99%(4)
Lantheus Alpha Therapy, LLC(5)	116,773,394	116,773,394	0	*
LYFE Capital Fund IV (Phoenix), L.P.(6)	789,473	789,473	0	*
Octagon Investments Master Fund LP(7)	17,350,000	2,631,578	14,718,422	2.51%
SilverArc Capital Alpha Fund I, L.P(8)	273,503	35,263	238,240	*
SilverArc Capital Alpha Fund II, L.P.(9)	5,873,728	754,209	5,119,519	*
Sphera Biotech Master Fund LP(10)	10,587,033	1,684,210	8,902,823	1.52%
Sphera Global Healthcare Master Fund(11)	1,906,488	421,052	1,485,436	*

*	Denotes less than one percent of class.

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders.

(2)

The actual number of shares of common stock offered hereby and included in the registration statement, of which this prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to common stock.

(3)

Commodore Capital LP is the investment manager to Commodore Capital Master LP and may be deemed to beneficially own the shares held by Commodore Capital Master LP. Michael Kramarz and Robert Egen Atkinson are the managing partners of Commodore Capital LP and exercise investment discretion with respect to these shares. Commodore Capital LP and Commodore Capital Master LP have shared voting and dispositive power with respect to these shares. The address of Commodore Capital LP and Commodore Capital Master LP is 444 Madison Avenue, 35th Floor, New York, NY 10022.

(4)

The number of shares beneficially owned prior to this offering and after this offering includes 30,086,944 shares of common stock underlying a warrant owned by Deerfield Partners, L.P. Under the terms of warrant, the holder may not exercise the warrant to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of the number of shares of common stock outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of shares of common stock to be issued upon the applicable exercise of such warrant) (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, Deerfield Partners, L.P. disclaims beneficial ownership of the shares of common stock issuable upon exercise of such warrant to the extent that upon such exercise the number of shares beneficially owned by Deerfield Partners, L.P. would exceed the Ownership Cap. The general partner of Deerfield Partners, L.P. is Deerfield Mgmt, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Partners, L.P. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Each of Mr. Flynn and the entities listed in this footnote may be deemed to share voting and investment power over the shares held or beneficially owned by Deerfield Partners, L.P. The address of this Selling Stockholder is 345 Park Avenue South, Floor 12, New York, NY 10010.

(5)

The address of this Selling Stockholder is 201 Burlington Road, South Building, Burlington, MA 01730. Represents shares directly held by Lantheus, a wholly owned direct subsidiary of Lantheus Holdings, Inc. (“Lantheus Holdings”). Lantheus Holdings and Lantheus may each be deemed to have shared voting and dispositive power over all of the shares. Robert Marshall is also deemed to have voting and dispositive power over the shares held by this Selling Stockholder.

(6)	The address of this Selling Stockholder is 3000 Sand Hill Rd, 2-130, Menlo Park, CA, 94025. Yao Li Ho is deemed to have voting and dispositive power over the shares held by this Selling Stockholder.

(7)	The address of this Selling Stockholder is 654 Madison Avenue, Floor 21, New York, NY 10065. Ting Jia is deemed to have voting and dispositive power over the shares held by this Selling Stockholder.

(8)

The address of this Selling Stockholder is 20 Park Plaza, Floor 4, Boston, MA 02116. SilverArc Capital Management, LLC is the controlling entity of SilverArc Capital Alpha Fund I, L.P., and is solely owned by Devesh Gandhi. Mr. Gandhi may be deemed to have voting and dispositive power over the shares held by this Selling Stockholder. Mr. Gandhi disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.

(9)

The address of this Selling Stockholder is 20 Park Plaza, Floor 4, Boston, MA 02116. SilverArc Capital Management, LLC is the controlling entity of SilverArc Capital Alpha Fund II, L.P., and is solely owned by Devesh Gandhi. Mr. Gandhi may be deemed to have voting and dispositive power over the shares held by this Selling Stockholder. Mr. Gandhi disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.

(10)

The address of this Selling Stockholder is 4 Yitzhak Sadeh, Entrance A, Floor 29, Tel Aviv, 6777520 Israel. Sphera Biotech GP LP (the “General Partner”) is the general partner of Sphera Biotech Master Fund LP. Sphera Global Healthcare Management LP is the general partner of the General Partner and acts as the investment manager for Sphera Biotech Master Fund and holds voting and investment power over the shares held by Sphera Biotech Master Fund. Accordingly, Sphera Global Healthcare Management LP may be deemed to have beneficial ownership of the shares held by Sphera Biotech Master Fund LP. Sphera Global Healthcare Management LP disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein.

(11)

The address of this Selling Stockholder is 4 Yitzhak Sadeh, Entrance A, Floor 29, Tel Aviv, 6777520 Israel. Sphera Global Healthcare Management LP acts as the investment manager for Sphera Global Healthcare Master Fund and holds voting and investment power over the shares held by Sphera Global Healthcare Master Fund. Accordingly, Sphera Global Healthcare Management LP may be deemed to have beneficial ownership of the shares held by Sphera Global Healthcare Master Fund LP. Sphera Global Healthcare Management LP disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein.

Transactions with Lantheus Alpha Therapy, LLC

January Investment Agreement

On January 8, 2024, we entered into the January Investment Agreement with Lantheus pursuant to which we sold to Lantheus in a private placement 56,342,35 shares of our common stock. The January Investment Agreement also contains agreements of us and Lantheus whereby Lantheus is provided certain board observer and information rights of us, as well as standstill provisions prohibiting Lantheus from taking certain actions for a specified period of time, subject to certain exceptions. The January Investment Agreement also provides Lantheus with certain pro rata participation rights to maintain its ownership position in us in the event that we make any public or non-public offering of any equity or voting interests in us or any securities that are convertible or exchangeable into (or exercisable for) equity or voting interests in us, subject to certain exceptions.

Option Agreement

On January 8, 2024, we entered into an Option Agreement (the “Option Agreement”) with Lantheus whereby Lantheus was granted an exclusive option to negotiate an exclusive, worldwide, royalty- and milestone-bearing right and license to [212Pb]VMT-α-NET, our clinical stage alpha therapy developed for the treatment of neuroendocrine tumors, and a right to co-fund the investigational new drug application (“IND”)-enabling studies for early-stage therapeutic candidates targeting prostate-specific membrane antigen and gastrin releasing peptide receptor and, prior to IND filing, a right to negotiate for an exclusive license to such candidates. In consideration of the rights granted by us to Lantheus pursuant to the Option Agreement, Lantheus paid us a one-time payment of $28.0 million (less certain withholding amounts). Under the terms of the Option Agreement, Lantheus also has a right of first offer and last look protections for any third party merger and acquisition transactions involving us for a twelve-month period beginning on January 8, 2024.

Asset Purchase Agreement with Progenics Pharmaceuticals, Inc.

On January 8, 2024, we entered into an Asset Purchase Agreement with Progenics Pharmaceuticals, Inc., a Delaware corporation (“Progenics”) and affiliate of Lantheus, pursuant to which we acquired certain assets and the associated lease of Progenics’ radiopharmaceutical manufacturing facility in Somerset, New Jersey for a purchase price of $8.0 million in cash.

Other than the transactions referred to herein, identified above and in documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), the selling stockholders have not within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of our securities. To our knowledge, none of the selling stockholders are affiliates of broker-dealers.

PLAN OF DISTRIBUTION

Each selling stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective securities covered hereby on the trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	by pledge to secure debts and other obligations;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

A Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus, provided they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by a Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

A Selling Stockholder may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify any Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the registration rights agreements, or we may be entitled to contribution.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by a Selling Stockholder or any other person. We will make copies of this prospectus available to a Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at www.perspectivetherapeutics.com. The inclusion of our website address is intended to be an inactive textual reference only and not an active hyperlink to our website. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•

our Current Reports on Form 8-K, filed with the SEC on January 3, 2024, January 5, 2024, January 11, 2024 (as amended by the Current Report on Form 8-K/A filed on January 17, 2024), January 17, 2024, January 17, 2024, January 22, 2024, February 5, 2024, March 6, 2024, March 8, 2024, March 19, 2024, and March 25, 2024; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 12, 2007, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: Perspective Therapeutics, Inc., Corporate Secretary, at 2401 Elliott Avenue, Suite 320, Seattle, Washington 98121 or (206) 676-0900. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.perspectivetherapeutics.com. The information contained in, or that can be accessed through, our website address is not incorporated by reference into this prospectus and is not a part of this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Hogan Lovells US LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 have been so incorporated in reliance on the reports of Assure CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

148,352,336 Shares of Common Stock

PROSPECTUS

April 9, 2024